MediaOne Group, Inc.
Key Operating Statistics- Pro Forma (1)

                                      For the Quarter Ended

                                   Dec 31,       Sept 30,        Dec 31,
In thousands                       1999          1999            1998

-------------------------------------------------------------------------------
OPERATING STATISTICS (Venture Level)-
INTERNATIONAL BROADBAND
-------------------------------------

U.K. Cable/Telephone (2)
  Homes Passed                     4,666         4,665           4,613
  Video Customers                  1,156         1,124           1,046
  Telephone Lines                  1,892         1,812           1,626
  Internet Access Customers           60            46              24

Asian Cable/Telephone (3)
  Homes Passed                     2,004         1,893           1,756
  Video Customers                    354           322             265
  Telephone Lines                     13            10               5
  Internet Access Customers           19             9               2

-------------------------------------------------------------------------------
OPERATING STATISTICS (Venture Level)-
INTERNATIONAL WIRELESS
-------------------------------------

Central European Wireless
  POPs                            63,900        63,900          63,900
  Customers                        4,028         3,433           2,205
  Customer Growth (Y/Y)             82.7%         79.5%           87.2%

-------------------------------------------------------------------------------
OPERATING STATISTICS (Venture Level)-
TOTAL INTERNATIONAL SUBSCRIPTIONS
-------------------------------------

  Video Customers                  1,510         1,446           1,311
  Wireless Customers               4,028         3,433           2,205
  Telephone Lines                  1,905         1,822           1,631
  Internet Access Customers           79            55              26
                               ---------     ---------       ---------
  Total International
   Subscriptions                   7,522         6,756           5,173
     Growth (Y/Y)                   45.4%         43.0%           40.7%

-------------------------------------------------------------------------------
(1) Results reflect pro forma adjustments for acquisitions,
    dispositions and other asset transactions including investments in European broadband companies, A2000, Cable Plus, and Telenet, and U.K. wireless company One 2 One.
(2) MediaOne International changed its ownership in Telewest from
    21.6% in third quarter 1998 to 29.9% in fourth quarter 1998,
    29.7% in third quarter 1999, and 27.2% in fourth quarter 1999.
(3) MediaOne International increased its ownership in TITUS to
    60.0% in fourth quarter 1999.
-------------------------------------------------------------------------------

                                        -11-